UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2014

Endeavour International Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street, Suite 2100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 307-8700
(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 12, 2014, Andrew E. Roth, a stockholder of Endeavour International Corporation (the “Company”), filed a derivative suit against Talisman Realty Capital Master, L.P., Talisman Group Investments, L.L.C., The Talisman Group, L.L.C., Talisman Group Partners, L.L.C., Talisman Family, L.L.C. and Jason Taubman Kalisman (together, “Talisman”) alleging that Talisman violated Sections 13 and 16 of the Securities Exchange Act of 1934 (the “Exchange Act”). The lawsuit alleges, inter alia, that Talisman failed to file a Schedule 13D when it first acquired a 5% beneficial ownership stake of the Company’s common stock on July 10, 2013 and that Talisman kept its stake a secret from the public and from the Company for six months in violation of Section 13(d) of the Exchange Act before it filed a Schedule 13D on February 10, 2014. Furthermore, the plaintiff claims that Talisman became the beneficial owner of 10% of the Company’s common stock on December 23, 2013, but until February 11, 2014 failed to file a Form 3 as required by Section 16(a) of the Exchange Act. The lawsuit alleges that Talisman garnered short-swing profits of at least $1.5 million that are subject to disgorgement. The Company is not affiliated or associated with the plaintiff. The case is Roth v. Talisman Realty Capital Master, L.P., et al., Docket No. 1:14-cv-03440 (S.D.N.Y. May 12, 2014).

In accordance with General Instruction B.2 of Form 8-K, the foregoing information shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEAVOUR INTERNATIONAL CORPORATION

Date: May 14, 2014	By:	/s/ Catherine L. Stubbs
Catherine L. Stubbs
Senior Vice President and Chief Financial Officer

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